<Hammond and Company>

                          A Professional Corporation
                          -------------------------
                         Certified Public Accountants





April 6, 2000


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Bennion Corporation



Dear Sirs:

We have reviewed Item 3 - Change in and disagreements with accountants, of the Form 10-SB.

We are in agreement with the statements presented therein so far as statements pertain to Hammond and Company.


Sincerely,

/s/ M. Hammond

Michael M Hammond, President



              1015 East 3900 South * Salt Lake City, Utah 84124
                   Office: 801-281-4030 * Fax 801-281-4533